INDEPENDENT AUDITOR'S CONSENT

We consent to the use of our report dated April 6, 2005, with respect to the financial statements of Summit Environmental Corporation, Inc. for the year ended December 31, 2004, included in the Annual Report (Form 10-KSB), which is incorporated by reference in the Form SB-2 Registration Statement of Summit Environmental Corporation, Inc.

We also consent to the reference to our Firm as “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Philip Vogel & Co. PC

Dallas, Texas
December 30, 2005

Exhibit 23.2
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